Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254036

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 16, 2021)

93,111,717 Ordinary Shares

275,150,000 Pre-Funded Warrants

Farmmi, Inc.

We are offering 93,111,717 ordinary shares, at a public offering price of $0.22 per ordinary share, pursuant to this prospectus supplement and the accompanying prospectus. See “Description of Ordinary Shares” in the accompanying prospectus for more information. We are also offering 275,150,000 pre-funded warrants (each a “Pre-funded Warrant”) to purchase 275,150,000 ordinary shares, exercisable at an exercise price of $0.0001 per share, to those purchasers whose purchase of ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering. The purchase price of each Pre-funded Warrant is $0.2199, which equals the price per ordinary share being sold to the public in this offering, minus $0.0001. The Pre-funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full.

The ordinary shares trade on The Nasdaq Capital Market, or Nasdaq, under the symbol “FAMI”. On September 10, 2021, the last reported price of the ordinary shares on Nasdaq was $0.575 per ordinary share. There is no established trading market for the Pre-funded Warrants and we do not intend to list the Pre-funded Warrants on any securities exchange or nationally recognized trading system.

On September 10, 2021, the aggregate market value of our ordinary shares held by non-affiliates was approximately $103,531,159, based on 189,554,189 ordinary shares outstanding, 180,054,189 of which are held by non-affiliates, and a per ordinary share price of $0.575 based on the closing sale price of our ordinary shares on Nasdaq on September 10, 2021.

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a holding company with no material operations of our own, we conduct a substantial majority of our operations through our PRC subsidiaries, our variable interest entity, or VIE, and its subsidiaries in the People’s Republic of China. We control and receive the economic benefits of our VIE and its subsidiaries’ business operations through certain contractual arrangements. Our ordinary shares and the ordinary shares underlying the Pre-funded Warrants offered in this offering are shares of our offshore holding company instead of shares of our subsidiaries or VIE in China. The VIE structure is used to replicate foreign investment in China-based companies where Chinese law prohibits direct foreign investment in our VIE and its subsidiaries. As a result of our use of the VIE structure, you may never directly hold equity interests in our VIE and its subsidiaries.

Because we do not directly hold equity interests in our VIE and its subsidiaries, we are subject to risks and uncertainties of the interpretations and applications of PRC laws and regulations, including but not limited to, limitations on foreign ownership of Internet companies, regulatory review of overseas listing of PRC companies through special purpose vehicles, and the validity and enforcement of the contractual arrangements among WFOEs, our VIE and its shareholder. We are also subject to the risks and uncertainties about any future actions of the PRC government in this regard that could disallow the VIE structure, which would likely result in a material change in our operations, and the value of our ordinary shares may depreciate significantly.

We are subject to certain legal and operational risks associated with being based in China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our VIE and its subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus supplement, our Company, our VIE and its subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus supplement, there are currently no relevant laws or regulations in the PRC that prohibit companies whose entity interests are within the PRC from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

You should carefully read this prospectus supplement and the accompanying prospectus (including all of the information incorporated by reference therein) before you invest. Investing in our securities involves a high degree of risk, including that the trading price of ordinary shares has been subject to volatility and investors in this offering may not be able to sell their ordinary shares above the actual offering price or at all. See “Risk Factors” beginning on page S-5  of this prospectus supplement and on page 5 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

	Per ordinary share	Per Pre-Funded Warrant	Total
Public offering price	$0.22	$0.2199	$80,990,062.74
Underwriting discounts (1)	$0.0154	$0.0154	$5,671,230.44
Proceeds, before expenses, to us	$0.2046	$0.2045	$74,913,744.41

(1)	The underwriter will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” on page S-15 of this prospectus supplement for more information regarding the underwriting compensation.

We expect to deliver the ordinary shares and Pre-funded Warrants being offered pursuant to this prospectus supplement on or about September 15, 2021.

None of the United States Securities and Exchange Commission, any state securities commission or any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Sole Book-Running Manager

Aegis Capital Corp.

The date of this prospectus supplement is September 13, 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-254036) utilizing a shelf registration process relating to the securities described in this prospectus supplement that was initially filed with the Securities and Exchange Commission, or the SEC, on March 9, 2021, and that was declared effective by the SEC on March 16, 2021. Other than ordinary shares and Pre-funded Warrants being sold pursuant to this offering, we have not sold any securities under that shelf registration statement. This document comprises two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this supplement.

This prospectus supplement and the accompanying prospectus relate to the offering of our ordinary shares. Before buying any of the ordinary shares offered hereby, we urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation by Reference.” This prospectus supplement contains information about the ordinary shares offered hereby and may add to, update or change information in the accompanying prospectus.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and should be read with the same care. When we make future filings with the SEC to update the information contained in documents that have been incorporated by reference, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date (including a document incorporated by reference in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the underwriter has authorized anyone to provide you with different information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted.

Neither we nor the underwriter have authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus we have authorized for use in connection with this offering. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We are not making offers to sell or solicitations to buy our ordinary shares in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

S-i

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

Throughout this prospectus, unless otherwise designated, the terms “we”, “us”, “our”, “Farmmi”, “the Company” and “our Company” refer to Farmmi, Inc. and its consolidated subsidiaries. References to “ordinary shares” and “share capital” refer to the ordinary shares and share capital, respectively, of Farmmi.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on pages S-4 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Business Overview

In the fiscal year ended September 30, 2020 and the six months ended March 31, 2021, we mainly processed and/or sold four categories of agricultural products: Shiitake mushrooms, Mu Er mushrooms, other edible fungi, and other agricultural products. We do not grow fungi, but purchase dried edible fungi from third party suppliers, mainly from family farms, and two co-operatives representing family farms, Jingning Liannong Trading Co. Ltd. (“JLT”) and Qingyuan Nongbang Mushroom Industry Co., Ltd. (“QNMI”), with whom we have worked with for many years. JLT and QNMI are two companies in the Lishui area where our facilities are located. They are co-operatives representing family farms which plant and provide edible fungi. JLT and QNMI themselves do not have any facilities and do not process any fungi. They are established to share resources such as procurement information and to enjoy the advantage of economy of scale. After we select and filter the dried edible fungi for specific sizes and quality from our suppliers, we may further dehydrate them again, as deemed necessary, to ensure uniform moisture level of our products. We then package the fungi products for sale. The only products we process and package are edible fungi, which are processed and packaged at our own processing facilities. For other agricultural products, such as rice and edible oil, we purchase them from third-party suppliers, and sell these products at our online store Farmmi Liangpin Market. Mainly through distributors, we offer gourmet dried mushrooms to domestic and overseas retail supermarkets, produce distributors and foodservice distributors and operators. We have become an enterprise with advanced processing equipment and business management experience, and we pride ourselves on consistently producing quality mushrooms and serving our customers with a high level of commitment.

Currently, we estimate that approximately 94% of our products are sold in China to domestic distributors and the remaining 6% are sold internationally, including USA, Japan, Canada and other countries, through distributors. In addition, in order to enhance our e-commerce marketing presence, we developed our own e-commerce website Farmmi Jicai (www.farmmi88.com) and online shopping mall Farmmi Liangpin Market (initially www.farmmi88.com; later switched to mobile application and mini program on WeChat; closed in December 2020).

We conduct our business through the following structures:

Structure	Company	Business	Related PRC Legal Restrictions on Foreign-owned Entity
Parent-subsidiary Structure	All of our foreign-owned entity subsidiaries	Process and/or sell agricultural products	None

Variable interest entity (“VIE”)	Hangzhou Nongyuan Network Technology Co., Ltd., a domestic company	Operate online business	Restrictions on operation of independent online stores (deemed as value-added telecommunication service business) by foreign-owned entities

We conduct the vast majority of our business through a traditional equity ownership structure, which is a parent-subsidiary structure. The vast majority of our business is processing and/or selling agricultural products. Based on the advice of our PRC legal counsel, PRC laws and regulations allow foreign-owned entities to conduct such business directly, rather than through contractual VIE agreements. Our VIE had revenue of $2,551,503 , $4,558,854, $6,184,460 and $3,369,258 in the six months ended March 31, 2021 and the year ended September 30, 2020, 2019 and 2018, respectively. As the chart above shows, our VIE operates only where we are not permitted to own the operating company by PRC laws and regulations.

Recent Developments

Appointment of New Chief Financial Officer

On August 11, 2021, Mr. Jun Zhou submitted his letter of resignation from his position as Chief Financial Officer (“CFO”), effective immediately. Mr. Zhou confirmed that his resignation was for personal reasons and was not the result of any disagreement with us or our management. On August 11, 2021, our board of directors approved the appointment of Mr. Wenhua Liu as our CFO, effective immediately.

2021 Annual General Meeting of Shareholders, Election of Directors, Increase in the Authorized Share Capital, Amendment to The Memorandum and Articles of Association, and Adoption of 2021 Share Incentive Plan

On July 15, 2021, we convened our annual general meeting of shareholders (the “Annual Meeting”), which was adjourned to July 22, 2021. The Annual Meeting reconvened on July 22, 2021. At the reconvened meeting, shareholders (a) elected Yefang Zhang, Zhengyu Wang, Qinyi Fu, Hongdao Qian and Hui Ruan to the Company’s board of directors to hold office for a one-year term expiring at the annual meeting of shareholders in 2022 or until their successors are elected and qualified; (b) approved an increase in the authorized share capital of our Company from US$200,000 divided into 200,000,000 ordinary shares of US$0.001 par value each, to US$600,000 divided into 600,000,000 ordinary shares of US$0.001 par value each; (c) approved amendment to our amended and restated memorandum and articles of association and adoption of the Second Amended and Restated Memorandum and Articles of Association (the “Amended M&A”); and (d) approved and adopted our 2021 Share Incentive Plan.

Changes in Our Independent Registered Public Accounting Firm

On June 4, 2021, our Audit Committee and Board of Directors approved the appointment of YCM CPA Inc. as our independent registered public accounting firm for the fiscal year ending September 30, 2021 and the dismissal of Friedman LLP, both effective upon the completion of Friedman LLP’s review of our interim consolidated financial results as of and for the six months ended March 31, 2021 to be included in the filing of the related Form 6-K.

On June 16, 2021, Friedman LLP informed us that due to schedule conflicts, it would not be available to review our interim consolidated financial results as of and for the six months ended March 31, 2021. Accordingly, on June 22, 2021, our Audit Committee and Board of Directors approved the appointment of YCM CPA Inc. to review our interim consolidated financial results as of and for the six months ended March 31, 2021.

During our most recent two fiscal years ended September 30, 2020 and 2019 through June 3, 2021, there were no disagreements between us and Friedman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report on our consolidated financial statements for such periods. In addition, Friedman LLP’s reports on the financial statements as of and for the years ended September 30, 2020 and 2019 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended September 30, 2020 and 2019 through June 3, 2021, there were no “reportable events” as that term is defined in Item 16F(a)(1)(v) of Form 20-F.

NASDAQ Notification Regarding Minimum Bid Price Requirements

On June 3, 2021, we received a letter from the Listings Qualifications Department of The Nasdaq Capital Market (“Nasdaq”) notifying us that the minimum closing bid price per share for our ordinary shares was below $1.00 for a period of 30 consecutive business days and that we did not meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). The Nasdaq notification letter did not result in the immediate delisting of our ordinary shares, and the shares continue to trade uninterrupted under the symbol “FAMI.” Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until November 30, 2021 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the Compliance Period, the closing bid price per share of our ordinary shares is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide us a written confirmation of compliance and the matter will be closed. In the event we does not regain compliance with the minimum bid price requirement within 180 calendar days, we may be eligible for additional time.

Capital Raise of $48 Million in May 2021

In May 2021, we completed an upsized underwritten public offering pursuant to an underwriting agreement with Aegis Capital Corp. with gross proceeds of approximately $48.3 million, before deducting underwriting discounts and commissions and other offering expenses. The offering was upsized from a $35 million base to a $42 million base, with an aggregate offering of $48.3 million, including the successful execution of the over-allotment. The offering included 140,000,000 of the Company’s ordinary shares, and 21,000,000 additional shares from the exercise of the underwriter’s option to purchase such shares to cover over-allotments at the public offering price of $0.30 per share. The net proceeds from this offering were used for working capital and general corporate purposes.

New Subsidiaries

In April 2021, we incorporated Farmmi (Hangzhou) Ecology Agriculture Development Co., Ltd. (“Farmmi Ecology”) in China through our wholly-owned subsidiary, Farmmi International Limited. In May 2021, Farmmi Ecology incorporated Zhejiang Farmmi Agricultural Supply Chain Co., Ltd. (“Farmmi Supply Chain”) in China. With the formation of Farmmi Ecology and Farmmi Supply Chain, we intend to expand our operations into new agricultural product supply chain business.

Capital Raise of $7.4 Million in March 2021

In March 2021, we completed a $7.4 Million underwritten public offering of Ordinary Shares pursuant to an underwriting agreement with Aegis Capital Corp. We received approximately $6.7 million in net proceeds from the offering after deducting the underwriting discount and estimated offering expenses.

Appointment of New Chief Operating Officer

On March 1, 2021, Ms. Liang Han submitted her letter of resignation from her position as our Chief Operating Officer (“COO”), effective immediately. Ms. Han confirmed that her resignation is purely personal and is not involved any disagreement with us. On March 4, 2021, our board of directors approved and ratified the appointment of Mr. Dehong Zhang as our COO, effective March 1, 2021.

Corporate Information

We were incorporated in the Cayman Islands in July 2015. In February 2018, we completed our initial public offering and our ordinary shares commenced trading on Nasdaq under the symbol “FAMI.”

Our registered office is at the office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands. Our registered office’s telephone number is +1.345.745.5100. Our agent in the U.S. is Shangzhi Zhang, with the address of 33202 Havers Drive, Cary, NC 27518.

THE OFFERING

Securities offered by us	93,111,717 ordinary shares and 275,150,000 Pre-funded Warrants. The Pre-funded Warrants will have an exercise price of $0.0001 per share, will be exercisable immediately and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. We are also offering ordinary shares issuable upon exercise of the Pre-funded Warrants.

Public offering price of Ordinary Shares	$0.22 per ordinary share

Offering Price of Pre-funded Warrant	$0.2199 per Pre-funded Warrant

Ordinary shares to be outstanding immediately after this offering	282,665,906 ordinary shares, assuming none of the Pre-funded Warrants in this offering are exercised.

Total Pre-funded Warrants outstanding immediately after this offering	275,150,000 Pre-funded Warrants, assuming none of the Pre-funded Warrants are exercised.

Use of proceeds	We estimate the net proceeds from this offering will be approximately $74.2 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors	Investing in our shares involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 4 of the accompanying prospectus and in our Annual Report on Form 20-F filed with the SEC, on January 29, 2021, for a discussion of certain factors you should consider before investing in our shares.

Listing	The ordinary shares are traded on Nasdaq under the symbol “FAMI”. Our Pre-funded Warrants are not and will not be listed on any stock exchange.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 189,554,189 ordinary shares issued and outstanding as of September 10, 2021 and no exercise of the Pre-funded Warrants, and excludes:

●	800,000 ordinary shares underlying warrants we issued to an investor in a private placement, at an exercise price of $0.30 (reset to $0.22 upon a dilutive issuance) per share, with an expiration date of November 1, 2022;
●	812,694 ordinary shares underlying warrants we issued to the placement agent in the same private placement, at an exercise price of $0.30 (reset to $0.22 upon a dilutive issuance) per share, with an expiration date of November 1, 2022; and.
●	571,400 ordinary shares reserved under our 2018 share incentive plan.
●	40,000,000 ordinary shares reserved under our 2021 share incentive plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants described above.

RISK FACTORS

An investment in our shares involves significant risks. Before making an investment in our shares, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein, including the risk factors contained in our Annual Report on Form 20-F for the year ended September 30, 2020 filed with the SEC on January 29, 2021. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our shares, please review the additional risk factors disclosed below and the information under the heading “Risk Factors” in the accompanying prospectus. In addition, please read “About this Prospectus Supplement” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described below are not the only risks facing us. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, results of operations, financial condition and prospects. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks, and you may lose all or part of your original investment.

Risks Related to an Investment in Our Shares and this Offering

The market price of our ordinary shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our ordinary shares to decrease and could cause you to lose some or all of your investment in our ordinary shares.

The stock market in general and the market prices of the ordinary shares on Nasdaq, in particular, are or will be subject to fluctuation, and changes in these prices may be unrelated to our operating performance. During the last quarter of 2020, the market price of our ordinary shares fluctuated from a high of $1.45 per ordinary share to a low of $0.69 per ordinary share, and the price of our ordinary shares continues to fluctuate. We anticipate that the market prices of our shares will continue to be subject to wide fluctuations. The market price of our shares is, and will be, subject to a number of factors, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

These factors may materially and adversely affect the market price of our shares s and result in substantial losses by our investors.

We will have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes and working capital. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceed, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our ordinary share to decline and delay the development of our Company.

We will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely.

Regardless of the success of this offering, we will require additional capital in the future. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use we will need significant additional financing, which we may seek through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Ordinary shares representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our ordinary shares to decline.

Pursuant to this offering, we may sell up to 368,261,717 ordinary shares and/or Pre-funded Warrants representing approximately 194.28%, of our outstanding ordinary shares as of September 13, 2021. This sale and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-funded Warrants.

There is no established public trading market for the Pre-funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-funded Warrants will be limited. Further, the existence of the Pre-funded Warrants may act to reduce both the trading volume and the trading price of our ordinary shares.

The Pre-funded Warrants are speculative in nature.

Except as otherwise provided in the Pre-funded Warrants, until holders of Pre-Funded Warrants acquire our ordinary shares upon exercise of the Pre-funded Warrants, holders of Pre-funded Warrants will have no rights with respect to our ordinary shares underlying such Pre-funded Warrants. Upon exercise of the Pre-funded Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Pre-funded Warrants is uncertain. There can be no assurance that the market price of our ordinary shares will ever equal or exceed the price of the Pre-funded Warrants, and, consequently, whether it will ever be profitable for investors to exercise their Pre-funded Warrants.

Raising additional capital by issuing shares may cause dilution to existing shareholders.

We are currently authorized to issue 600,000,000 ordinary shares. As of September 13, 2021, we had 189,554,189 ordinary shares issued and outstanding, 42,184,094  ordinary shares reserved for future issuance under outstanding warrants and under our 2018 and 2021 share incentive plans.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Future sales of our ordinary shares could reduce the market price of the ordinary shares.

Substantial sales of our ordinary shares may cause the market price of our ordinary shares to decline. Sales by us or our security holders of substantial amounts of our ordinary shares, or the perception that these sales may occur in the future, could cause a reduction in the market price of our ordinary shares.

The issuance of any additional ordinary shares or any securities that are exercisable for or convertible into our ordinary shares, may have an adverse effect on the market price of the ordinary shares and will have a dilutive effect on our existing shareholders and holders of ordinary shares.

We do not know whether a market for the ordinary shares will be sustained or what the trading price of the ordinary shares will be and as a result it may be difficult for you to sell your ordinary shares.

Although our ordinary shares trade on Nasdaq, an active trading market for the ordinary shares may not be sustained. It may be difficult for you to sell your ordinary shares without depressing the market price for the ordinary shares. As a result of these and other factors, you may not be able to sell your ordinary shares. Further, an inactive market may also impair our ability to raise capital by selling ordinary shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares as consideration.

We have no plans to pay dividends on our ordinary shares, and you may not receive funds without selling the ordinary shares.

We have not declared or paid any cash dividends on our ordinary shares, nor do we expect to pay any cash dividends on our ordinary shares for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our ordinary shares at this time. Any future determination to pay cash dividends on our ordinary shares will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ordinary shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ordinary shares and may lose the entire amount of your investment.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the rules of the Nasdaq Stock Market for domestic issuers. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Stock Market, may provide less protection than is accorded to investors under the rules of the Nasdaq Stock Market applicable to domestic issuers. For more information, see “Item 16G. Corporate Governance” in our Annual Report on Form 20-F for the year ended September 30, 2020.

In addition, as a foreign private issuer, we are exempt from the rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as domestic companies whose shares are registered under the Exchange Act.

Risks Related to Our Business Operations and Doing Business in China

The Chinese government exerts substantial influence over the manner in which we may conduct our business activities, and if we are unable to substantially comply with any PRC rules and regulations that negatively impact our business operations, our financial condition and results of operations may be materially adversely affected.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

As such, our business operations of and the industries we operate in may be subject to various government and regulatory interference in the provinces in which they operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In the event that we are not able to substantially comply with any existing or newly adopted laws and regulations, our business operations may be materially adversely affected and the value of our ordinary shares may significantly decrease.

Furthermore, the PRC government authorities may strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Such actions taken by the PRC government authorities may intervene or influence our operations at any time, which are beyond our control. Therefore, any such action may adversely affect our operations and significantly limit or hinder our ability to offer or continue to offer securities to you and reduce the value of such securities.

Substantial uncertainties exist with respect to the interpretation and implementation of any new PRC laws, rules and regulations relating to foreign investment and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, which came into effect on January 1, 2020 and replaced the three existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The existing foreign-invested enterprises, or FIEs, established prior to the effectiveness of the Foreign Investment Law may keep their corporate forms within five years. The Foreign Investment Law stipulates that China implements the management system of pre-establishment national treatment plus a negative list to foreign investment, and the government generally will not expropriate foreign investment, except under certain special circumstances, in which case it will provide fair and reasonable compensation to foreign investors. Foreign investors are barred from investing in prohibited industries on the negative list and must comply with the specified requirements when investing in restricted industries on such list. On December 26, 2019, the State Council promulgated the Implementing Regulations of the Foreign Investment Law, which came into effect on January 1, 2020 and further requires that FIEs and domestic enterprises be treated equally with respect to policy making and implementation.

Pursuant to the Foreign Investment Law, “foreign investment” means any foreign investor’s direct or indirect investment in the PRC, including: (i) establishing FIEs in the PRC either individually or jointly with other investors; (ii) obtaining stock shares, stock equity, property shares, other similar interests in Chinese domestic enterprises; (iii) investing in new project in the PRC either individually or jointly with other investors; and (iv) making investment through other means provided by laws, administrative regulations or State Council provisions. Although the Foreign Investment Law does not explicitly classify the contractual arrangements, as a form of foreign investment, it contains a catch-all provision under the definition of “foreign investment,” which includes investments made by foreign investors in China through other means stipulated by laws or administrative regulations or other methods prescribed by the State Council without elaboration on the meaning of “other means.” However, the Implementing Regulations of the Foreign Investment Law still does not specify whether foreign investment includes contractual arrangements.

It is possible that future laws, administrative regulations or provisions prescribed by the State Council may regard contractual arrangements as a form of foreign investment, at which time it will be uncertain whether the contractual arrangements will be deemed to be in violation of the foreign investment access requirements and how the above-mentioned contractual arrangements will be handled. Therefore, there is no guarantee that the contractual arrangements and the business of our affiliated entities will not be materially and adversely affected in the future due to changes in the PRC laws and regulations. Furthermore, if future laws, administrative regulations or provisions prescribed by the State Council mandate further actions to be completed by companies with existing contractual arrangements, we may face substantial uncertainties as to the timely completion of such actions. In the extreme case scenario, we may be required to unwind the contractual arrangements and/or dispose of our VIE and affiliated, which could have a material and adverse effect on our business, financial conditions and results of operations.

We may be liable for improper use or appropriation of personal information provided by our customers and any failure to comply with PRC laws and regulations over data security could result in materially adverse impact on our business, results of operations, our continued listing on Nasdaq, and this offering.

Our business involves collecting and retaining certain internal and external data and information including that of our customers and supplies. The integrity and protection of such information and data are crucial to us and our business. Owners of such data and information expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the Cyberspace Administration of China, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the Cyberspace Administration of China, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.

In July 2021, the Cyberspace Administration of China and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021. The draft amendment proposes the following key changes:

●	companies who are engaged in data processing are also subject to the regulatory scope;

●	the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;

●	the operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing) holding more than one million users/users’ (which to be further specified) individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and

●	the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

Currently, the draft amendment has been released for public comment only, and its implementation provisions and anticipated adoption or effective date remains substantially uncertain and may be subject to change. If the draft amendment is adopted into law in the future, we may become subject to enhanced cybersecurity review. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus supplement, as a company engaged in e-commerce business through our VIE and their subsidiaries in China, we have not been included within the definition of “operator of critical information infrastructure” by competent authority, nor have we been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review.

As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we could be subject to cybersecurity review, and if so, we may not be able to pass such review. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, removal of our app from the relevant app stores, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which may have material adverse effect on our business, financial condition or results of operations. As of the date of this prospectus supplement, we have not been involved in any investigations on cybersecurity review initiated by the Cyber Administration of China or related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. We believe that we are in compliance with the aforementioned regulations and policies that have been issued by the Cyber Administration of China.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which will take effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

As of the date of this prospectus supplement, we do not expect that the current PRC laws on cybersecurity or data security would have a material adverse impact on our business operations. However, as uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we will comply with such regulations in all respects and we may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.

Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

Our current auditor, YCM CPA Inc. (“YCM”), and previous auditor, Friedman LLP (“JLKZ”), which issued the audit report included in this registration statement, as auditors of companies that are traded publicly in the United States and firms registered with the PCAOB, are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. We are not aware of any reasons to believe or conclude that either YCM or Friedman would not permit an inspection by PCAOB or that either one may not be subject to such inspection. However, given the recent developments, we cannot assure you whether NASDAQ or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our shares.

Risks Related to Corporate Structure and VIE Contractual Arrangements

If the PRC government finds that the agreements that establish the structure for operating our services in China do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

Because we are a Cayman Islands company, we are classified as a foreign enterprise under PRC laws and regulations, and most of our PRC subsidiaries, (Farmmi (Hangzhou) Enterprise Management Co., Ltd. (“Farmmi Enterprise”), Lishui Farmmi Technology Co., Ltd. (“Farmmi Technology”), Suyuan Agriculture, FLS Mushroom, Forest Food and Farmmi Food), are foreign-invested enterprises, or FIEs.

The PRC government regulates telecommunications-related businesses through strict business licensing requirements and other government regulations. These laws and regulations also include limitations on foreign ownership of PRC companies that engage in telecommunications-related businesses.

To comply with PRC laws and regulations, we conduct our e-commerce websites (Farmmi Jicai and Farmmi Liangpin Market which we recently closed) in China through contractual arrangements with our VIE and its shareholder. These contractual arrangements provide us with effective control over our VIE and enable us to receive substantially all of the economic benefits of our VIE in consideration for the services provided by our foreign-owned PRC subsidiaries, and have an exclusive option to purchase all of the equity interest in our VIE when permissible under PRC laws. For a description of our VIE structure and these contractual arrangements.

Based on the advice of our PRC legal counsel, Zhejiang Zhengbiao Law Firm, the corporate structure of our VIE in China are in compliance with all existing PRC laws and regulations. However, as there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, we cannot assure you that the PRC government would agree that our corporate structure or any of the above contractual arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. PRC laws and regulations governing the validity of these contractual arrangements are uncertain and the relevant government authorities have broad discretion in interpreting these laws and regulations.

If we or any of our current or future VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the Ministry of Industry and Information Technology, or MIIT, which regulates internet information services companies, SAIC, which regulates advertising companies, and the CSRC would have broad discretion in dealing with such violations, including levying fines, confiscating our income or the income of Suyuan Agriculture and the VIE, revoking the business licenses or operating licenses of Suyuan Agriculture and the VIE, shutting down our servers or blocking our websites, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting our rights to use the proceeds upon cash exercises, if any, of the warrants to purchase the Ordinary Shares offered hereby to finance our business and operations in China, or taking other enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business and results of operations. In addition, if the imposition of any of these penalties causes us to lose the rights to direct the activities of the VIE or our right to receive their economic benefits, we would no longer be able to consolidate the VIE.

Our contractual arrangements with our VIE may not be as effective in providing operational control as direct ownership.

We have relied and expect to continue to rely on contractual arrangements with Nongyuan Network and its shareholder to operate our e-commerce websites. These contractual arrangements may not be as effective in providing us with control over the VIE as direct ownership. If we had direct ownership of our VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level. However, under the current contractual arrangements, we rely on the performance of the contractual obligations by our VIE and its shareholder to exercise control over our VIE. Therefore, our contractual arrangements with our VIE may not be as effective in ensuring our control over our e-commerce websites in China as direct ownership would be.

Our VIE may conduct actions which cause our loss.

Xinyang Wang, a daughter of Mr. Zhengyu Wang, one of the directors of our Company and Ms. Yefang Zhang, our Chairwoman and Chief Executive Officer, is the sole shareholder of our VIE. The Exclusive Call Option Agreement between Suyuan Agriculture, Xinyang Wang and our VIE Nongyuan Network provides that Nongyuan Network may not conduct key actions without the prior written consent of Suyuan Agriculture, such as amending its articles of association. However, the list of these key actions may not be comprehensive enough to protect us. For example, the key actions requiring Suyuan Agriculture’s prior written consent exclude entering into material contracts in the ordinary course of business. It is possible that contracts entered by Nongyuan Network in the ordinary course of business, such as procurement agreements with exceptionally high amount, may be detrimental to its business. As we are obligated to absorb all of our VIE’s loss from its activities, entry in these agreements by our VIE may cause our loss.

The shareholder of our VIE may breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with him and our VIE. Any failure by our VIE or its shareholder to perform his obligations under our contractual arrangements with him would have a material adverse effect on our business and financial condition.

Xinyang Wang is the sole shareholder of our VIE. She may breach, or cause our VIE to breach, or refuse to renew, the existing contractual arrangements we have with her and our VIE. If our VIE or its shareholder fails to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend resources to enforce our rights under the contracts. We may have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief and claiming damages, which may not be effective. For example, if the shareholder of Nongyuan Network were to refuse to transfer her equity interests in Nongyuan Network to us or our designee when we exercise the call option pursuant to these contractual arrangements, if she transferred the equity interests to other persons against our interests, or if she were otherwise to act in bad faith toward us, then we may have to take legal actions to compel her to perform his contractual obligations.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Under PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would incur additional expenses and delay. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our VIE, and our ability to conduct our e-commerce websites may be negatively affected.

Contractual arrangements our subsidiary has entered into with our VIE may be subject to scrutiny by the PRC tax authorities and a finding that we or our VIE owe additional taxes could substantially reduce our consolidated net income and the value of your investment.

Under PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among Suyuan Agriculture, our VIE and the shareholder of our VIE do not represent arm’s-length prices and consequently adjust Suyuan Agriculture’s or our VIE’s income in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction, for PRC tax purposes, of expense deductions recorded by our VIE, which could in turn increase their tax liabilities. In addition, the PRC tax authorities may impose late payment fees and other penalties on Suyuan Agriculture or our VIE for any unpaid taxes. Our consolidated net income may be materially and adversely affected if Suyuan Agriculture or our VIE’s tax liabilities increase or if they are subject to late payment fees or other penalties.

The shareholders and director of our VIE may have potential conflicts of interest with us, which may materially and adversely affect our e-commerce websites.

Xinyang Wang, a daughter of our CEO and Chairwoman Yefang Zhang and Zhengyu Wang, one of our directors, is the shareholder and executive director (legal representative) of our VIE Nongyuan Network, and the executive director (legal representative) of Suyuan Agriculture. As Xinyang Wang is affiliated with both parties of the contractual arrangements, conflicts of interest may arise for Xinyang Wang. For example, it is in Suyuan Agriculture’s interest to collect as much service fees as possible from Nongyuan Network. However, as the shareholder and executive director (legal representative) of Nongyuan Network, Xinyang Wang may have personal benefits to limit the service fees paid by Nongyuan Network to Suyuan Agriculture. We cannot assure you that when conflicts of interest arise, this equity holder will act in the best interests of our company or that such conflicts will be resolved in our favor. We currently rely on Xinyang Wang to comply with the laws of China, which protect contracts. We also rely on the laws of Cayman Islands, which provide that directors owe a duty of care and a duty of loyalty to our company. However, the legal frameworks of China and the Cayman Islands do not provide guidance on resolving conflicts in the event of a conflict with another corporate governance regime. If we cannot resolve any conflict of interest or dispute between us and the shareholder of our VIE, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Risks Related to the Current Pandemic

We face risks related to health epidemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, including the outbreak of respiratory illness caused by a novel coronavirus (“COVID-19”) first identified in Wuhan, Hubei Province, China and declared as a pandemic by the World Health Organization in March 2020. Any outbreak of contagious diseases, and other adverse public health developments, particularly in China, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to our operations, as well as temporary closures of our facilities and ports or the facilities of our customers and third-party service providers. Any disruption or delay of our customers or third-party service providers would likely impact our operating results and the ability of the Company to continue as a going concern. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of China and many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

The COVID-19 has had a significant impact on our operations for the year ended September 30, 2020 and could materially adversely affect our business and financial results for the remaining months of the 2021 fiscal year.

Our ability to manufacture and/or sell our products may be impaired by damages or disruption to our manufacturing, warehousing or distribution capabilities, or to the capabilities of our suppliers, logistics service providers or distributors as a result of the impact from COVID-19. This damage or disruption could result from events or factors that are impossible to predict or are beyond our control, such as raw material scarcity, pandemics, government shutdowns, disruptions in logistics, supplier capacity constraints, adverse weather conditions, natural disasters, fire, terrorism or other events. In December 2019, COVID-19 emerged in Wuhan, China. Because of the shelter-in-place orders and travel restrictions mandated by the Chinese government, the production and sales activities of the Company stopped during the end of January and February 2020, which adversely impacted the Company’s production and sales during that period. Although the production and sales resumed at the end of March 2020, the COVID-19 outbreak has had a significant adverse impact on our business and operations during the fiscal year ended September 30, 2020. The Company’s operations may be affected by the ongoing outbreak of COVID-19. The continued uncertainties associated with COVID-19 may cause the Company’s revenue and cash flows to underperform in the next 12 months. A resurgence could negatively affect the sales, the collection of the payments from account receivables and the utilization of advances to suppliers. The extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted as of the financial statement reporting date. If COVID-19 further impacts its production and sales, the Company’s financial condition, results of operations, and cash flows could continue to be adversely affected.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, including, without limitation, the discussion of whether and when potential acquisition transactions will close, expectations concerning our ability to increase our revenue, expectations with respect to operational efficiency, expectations regarding financing, and expectations concerning our business strategy, under “Prospectus Supplement Summary - Recent Developments,” are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein. We do not assume any obligation to update any forward-looking statements made by us except to the extent required by law.

USE OF PROCEEDS

We estimate the net proceeds from this offering will be approximately $74.2 million, after deducting underwriter commissions and discounts, and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering for working capital, general corporate purposes and and capital expenditures. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Description of Our Securities

We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time, and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus supplement, our authorized share capital was $600,000 divided into 600,000,000 ordinary shares each with a par value of US$0.001.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our First Amended and Restated Memorandum and Articles of Association do not permit us to issue bearer shares.

Listing

Our ordinary shares list on the Nasdaq Capital Market under the symbol “FAMI.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Corporation.

Our board of directors has general and unconditional authority to grant options over, offer or otherwise deal with or dispose of any unissued shares in our capital without further action by our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. We will not issue bearer shares.

Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in our best interest, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares. Issuance of these preferred shares may dilute the voting power of holders of our ordinary shares.

Fiscal Year

Our fiscal year begins on October 1 of each year and ends on September 30 of the next calendar year.

Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, our board of directors may determine a record date which shall not exceed forty (40) clear days prior to the date where the determination will be made.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per ordinary share.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; however, our First Amended and Restated Articles of Association provide that in each year we will hold an annual general meeting of shareholders at a time determined by our board of directors. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts and the appropriation of our profits. In addition, the agenda for a general meeting of shareholders will only include such items as have been included therein by the board of directors.

Also, we may, but are not required to (unless required by the Act), in each year hold any other extraordinary general meeting.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our First Amended and Restated Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our First Amended and Restated Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to receive notice of some particular meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq Capital Market and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the statutory minimum convening notice period for a general meeting of shareholders, which is currently seven (7) clear days.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of our issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our First Amended and Restated Articles of Association.

Our First Amended and Restated Articles of Association provide that the affirmative vote of no less than two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our First Amended and Restated Articles of Association that relate to or have an impact upon the procedures regarding the election, appointment, removal of directors and size of the board.

Pursuant to our First Amended and Restated Articles of Association, the general meeting of shareholders is chaired by the chairman of our board of directors. If the chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting of shareholders within fifteen minutes after the time appointed for holding the meeting, the directors present may elect any one of them to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

 If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Changes to Capital

Pursuant to our First Amended and Restated Articles of Association, we may from time to time by shareholders resolution passed by a simple majority of the voting rights entitled to vote at a general meeting:

•	increase our capital by such sum, to be divided into shares of such amounts, as the relevant resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•	sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed pursuant to our First Amended and Restated Articles of Association; and

•	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Act.

In addition, subject to the provisions of the Companies Act and our First Amended and Restated Articles of Association, we may:

•	issue shares on terms that they are to be redeemed or are liable to be redeemed;

•	purchase our own shares (including any redeemable shares); and

•	make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of our capital.

Transfer of Shares

Subject to any applicable restrictions set forth in our First Amended and Restated Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or ordinary form or in the form prescribed by the Nasdaq Capital Market or in any other form which our board of directors may approve.

We have received approval to have our ordinary shares listed on the Nasdaq Capital Market. Our ordinary shares will be traded in book-entry form and may be transferred in accordance with our First Amended and Restated Articles of Association and the rules and regulations of such exchange.

Our board of directors may, in its absolute discretion, refuse to register a transfer of any ordinary share that is not a fully paid up share to a person of whom it does not approve, or any ordinary share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any ordinary share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any registered ordinary share unless:

•	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof;

•	instrument of transfer is in respect of only one class of shares;

•	the ordinary shares transferred are fully paid and free of any lien;

•	the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept in accordance with the accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and

•	if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Share Repurchase

We are empowered by the Companies Act and our First Amended and Restated Articles of Association to purchase our own shares, subject to certain restrictions. Our board of directors may only exercise this power on our behalf, subject to the Companies Act, our First Amended and Restated Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

Subject to the Companies Act, our shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at the general meeting, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be paid in proportion to the number of ordinary shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

In addition, our board of directors may:

•	resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the our share premium account or capital redemption reserve;

•	appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other;

•	resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend;

•	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under our First Amended and Restated Articles of Association in fractions; and

•	authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

Pre-funded Warrants

The term “pre-funded” refers to the fact that the purchase price of our ordinary shares in this offering includes almost the entire exercise price that will be paid under the Pre-funded Warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the Pre-funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding ordinary shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-funded Warrants in lieu of our ordinary shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-funded Warrants at such nominal price at a later date.

Exercise of Warrants. Each Pre-funded Warrant is exercisable for one share of our ordinary shares, with an exercise price equal to $0.0001 per share, at any time that the Pre-funded Warrant is outstanding. There is no expiration date for the Pre-funded Warrants. The holder of a Pre-funded Warrant will not be deemed a holder of our underlying ordinary shares until the Pre-funded Warrant is exercised.

Subject to limited exceptions, a holder of Pre-funded Warrants will not have the right to exercise any portion of its Pre-funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of ordinary shares in excess of 4.99% (or, at the election of the purchaser prior to the date of issuance, 9.99%) of our ordinary shares then outstanding after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the Pre-funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our ordinary shares. The Pre-funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-funded Warrants, unless such Pre-funded Warrant holders are utilizing the cashless exercise provision of the Pre-funded Warrants.

Upon the holder’s exercise of a Pre-funded Warrant, we will issue ordinary shares issuable upon exercise of the Pre-funded Warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any Pre-funded Warrants to purchase ordinary shares, holders of the Pre-funded Warrants will not have any of the rights of holders of the ordinary shares purchasable upon exercise, including the right to vote, except as set forth therein.

Pre-funded Warrants may be exercised only if the issuance of the ordinary shares is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the Pre-funded Warrants are exercised. The Pre-funded Warrant holders must pay the exercise price in cash upon exercise of the Pre-funded Warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the Pre-funded Warrants (in which case, the Pre-funded Warrants may only be exercised via a “cashless” exercise provision).

Fundamental Transaction. In the event we consummate a merger or consolidation with or into another person or other reorganization event in which our ordinary shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding ordinary shares, then following such event, the holders of the Pre-funded Warrants will be entitled to receive upon exercise of such Pre-funded Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised their Pre-funded Warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the Pre-funded Warrants.

Exchange Listing. We do not intend to apply for listing of the Pre-funded Warrants on any securities exchange or other trading system.

CAPITALIZATION

The following table sets forth our capitalization:

●	on an actual basis as of March 31, 2021;

●	on a pro forma basis to give effect to the issuance of 161,970,419 ordinary shares since March 31, 2021; and

●	on a pro forma as adjusted basis to give further effect to this offering based on a public offering price of $0.22 per ordinary share and an offering price of Pre-funded Warrants of $0.2199 per warrant, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming full exercise of the Pre-funded Warrants.

The information set forth in the following table should be read in conjunction with, and is qualified in its entirety by, reference to our audited and unaudited financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2021
	Actual	Pro Forma	Pro Forma As Adjusted
	(in U.S. dollars, except per share data)
Cash	$14,365,889	$59,510,141	$133,696,400
Total Current Assets	46,640,892	91,785,144	165,971,403
Total Assets	47,705,195	92,849,447	167,035,706

Current Liabilities	7,909,336	7,909,336	7,909,336
Total Liabilities	8,486,354	8,486,354	8,486,354

Shareholders’ Equity:
Ordinary Shares, par value $0.001, 200,000,000, 600,000,000 and 600,000,000 shares authorized and 27,583,770, 189,554,189 and 557,185,906 shares issued and outstanding - actual, pro forma and pro forma as adjusted	27,584	189,554	557,186
Additional paid-in capital	27,842,612	72,824,899	146,642,896
Statutory reserves	975,309	975,309	975,309
Retained earnings	8,129,825	8,129,820	8,129,820
Accumulated other comprehensive income (loss)	1,340,887	1,340,887	1,340,887
Total Shareholder Equity attributable to the Company	38,316,217	83,460,469	157,646,728
Noncontrolling Interest	902,624	902,624	902,624
Total Equity	39,218,841	84,363,093	158,549,352
Total Liabilities and Equity	$47,705,195	$92,849,447	$167,035,706

The preceding table excludes as of March 31, 2021: (a) 800,000 ordinary shares underlying warrants we issued to an investor in a private placement, at an exercise price of  $0.30 (reset to $0.22 upon a dilutive issuance) per share, with an expiration date of November 1, 2022, (b) 812,694 ordinary shares underlying warrants we issued to the placement agent in the same private placement, at an exercise price of  $0.30 (reset to $0.22 upon a dilutive issuance) per share, with an expiration date of November 1, 2022, (c) 571,400 ordinary shares reserved under our 2018 share incentive plan and (d) 40,000,000  ordinary shares reserved under our 2021 share incentive plan.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated September 13, 2021, between us and Aegis Capital Corp. (the “underwriter” or “Aegis”) as the exclusive underwriter of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us the number of ordinary shares and Pre-funded Warrants shown opposite its name below:

Underwriter	Number of ordinary shares	Number of Pre-funded Warrants
Aegis Capital Corp.	93,111,717	275,150,000
Total

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the ordinary shares and Pre-funded Warrants, if any of them are purchased. We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the ordinary shares and Pre-funded Warrants subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts, Commissions and Reimbursement

The underwriter has advised us that it proposes to offer the ordinary shares and Pre-funded Warrants to the public at the public offering price per share or Pre-funded Warrant set forth on the cover page of this prospectus supplement. The underwriter may offer ordinary shares and/or Pre-funded Warrants to securities dealers at that price less a concession of not more than $0.0077 per ordinary share or Pre-funded Warrant. After the offering, the public offering price and concession to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us:

	Per ordinary share	Per Pre-funded Warrant	Total
Public offering price	$0.22	$0.2199	$80,990,062.74
Underwriting discounts (7%)	$0.0154	$0.0154	$5,671,230.44
Non-accountable expense allowance (0.5%)	$0.0011	$0.0011	$405,087.89
Proceeds, before expenses, to us	$0.2035	$0.2034	$74,913,744.41

In addition, we have also agreed to pay all expenses in connection with the offering, including the following expenses: (a) all filing fees and expenses relating to the registration of the shares with SEC; (b) all FINRA public offering filing fees; (c) all fees and expenses relating to the listing of the Company’s equity or equity-linked securities on an Exchange; (d) all fees, expenses and disbursements relating to the registration or qualification of the shares under the “blue sky” securities laws of such states and other jurisdictions as Aegis may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be Aegis’s counsel) unless such filings are not required in connection with the Company’s proposed Exchange listing; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the shares under the securities laws of such foreign jurisdictions as Aegis may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) transfer and/or stamp taxes, if any, payable upon the transfer of shares from the Company to Aegis; and (h) the fees and expenses of the Company’s accountants.

We estimate the expenses of this offering payable by us, not including underwriting discounts and commissions and non-accountable expense allowance, including amounts for which we agreed to reimburse the underwriter for certain of its expenses, will be approximately $755,000.

Lock-Up Agreements

The Company has agreed for a period of one (1) year after the date of this offering, subject to certain exceptions, without the prior written consent of the underwriter, not to directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, with the Company and the underwriter agreeing that the provisions of this clause (ii) may not be waived for a period of ninety (90) days from the date of the offering with respect to the filing of a “shelf” registration statement.

The prior sentence will not apply to (a) ordinary shares or options to employees, service providers, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into ordinary issued and outstanding on the date of the Underwriting Agreement, provided that such securities have not been amended since the date of the Underwriting Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than by virtue of this offering), and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith within 90 days following the closing date of this offering, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Pursuant to certain lock-up agreements, our executive officers and directors have agreed that, without the prior written consent of the underwriter, they will not, during the period ending 90 days after the date of this offering (the “restricted period”):

• offer, sell, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares; or

• file or cause to be filed any registration statement with the Commission relating to the offering of any ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company of any ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares;

The restrictions described above do not apply to our directors or officers in certain circumstances, including the (i) transfers of our ordinary shares acquired in open market transactions after the completion of this offering; (ii) transfers of our ordinary shares as bona fide gifts, by will, to an immediate family member or to certain trusts; (iii) distributions of our ordinary shares to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate, or to an entity controlled or managed by an affiliate; (iv) distributions of our ordinary shares to the shareholders, partners or members of such holders; (v) the exercise of options, settlement of restricted stock units or other equity awards granted under a stock incentive plan or other equity award plan described in this prospectus, or the exercise of warrants outstanding described in this prospectus; (vi) transfers of our ordinary shares to us for the net exercise of options, settlement of restricted stock units or warrants granted pursuant to our equity incentive plans or to cover tax withholding for grants pursuant to our equity incentive plans; (vii) the establishment by such holders of trading plans under Rule 10b5-1 under the Exchange Act provided that such plan does not provide for the transfer of ordinary shares during the restricted period; (viii) transfers of our ordinary shares pursuant to a domestic order, divorce settlement or other court order; (ix) transfers of our ordinary shares to us pursuant to any right to repurchase or any right of first refusal we may have over such shares; (x) conversion of our outstanding securities into ordinary shares in connection with the closing of this offering; and (xi) transfers of our ordinary shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors.

The underwriter, in its sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release ordinary shares and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of ordinary shares and other securities for which the release is being requested and market conditions at the time.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or one or more of selling group members. The underwriter may agree to allocate a number of shares to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

 Stabilization

The underwriter has advised us that it, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the shares at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our shares in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares on behalf of the underwriter for the purpose of fixing or maintaining the price of the shares. A syndicate covering transaction is the bid for or the purchase of shares on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our shares or preventing or retarding a decline in the market price of our shares. As a result, the price of our shares may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our shares on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

 Other Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriter and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with our March 2021 public offering, we entered into an underwriting agreement with Aegis pursuant to which we paid Aegis an aggregate of $673,910.81 in commissions and non-accountable expenses. In connection with our May 2021 public offering, we entered into an underwriting agreement with Aegis pursuant to which we paid Aegis an aggregate of $3,864,000 in commissions and non-accountable expenses.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the shares offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2020 have been audited by Friedman LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters relating to the offering of our shares under this prospectus supplement will be passed upon for us by Campbells, Cayman Islands, with respect to matters of Cayman Islands law and by Kaufman & Canoles, P.C., Richmond, Virginia with respect to matters of U.S. law. Certain legal matters in connection with this offering will be passed upon for the underwriter by Sichenzia Ross Ference LLP, New York, New York with respect to U.S. laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act, covering the ordinary shares represented by ordinary shares to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. The registration statement is available at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information are available at the SEC’s website noted above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose shares are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited financial information for the first 6 months of each fiscal year within such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering. The documents we incorporate by reference are:

•	Our Annual Report on Form 20-F for the year ended September 30, 2020, filed on January 29, 2021; and

•	Our Current Report on Form 6-K furnished on March 5, 2021, March 24, 2021, April 9, 2021, April 13, 2021, May 3, 2021, May 21, 2021, June 4, 2021, June 8, 2021, June 23, 2021, July 16, 2021, July 27, 2021, August 2, 2021, August 11, 2021; and

•	The description of our ordinary shares contained in our registration statement on Form 8-A filed on February 12, 2018 and as it may be further amended from time to time.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, free of charge, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Farmmi, Inc.

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

+86-057-82612876 — telephone

Attn: Investor Relations

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

EXPENSES

The following table sets forth costs and expenses, other than any underwriter commissions and discounts, non-accountable expense allowance and reasonable out-of-pocket expenses, we expect to incur in connection with the offering:

Legal fees and expenses	$715,000
Accounting fees	$33,000
Printing expenses	$2000
Miscellaneous	$5000

Total	$755,000

PROSPECTUS

$100,000,000

FARMMI, INC.

Ordinary Shares, Share Purchase Contracts, Share Purchase Units, Debt Securities, Warrants, Rights and Units

We may offer to sell, from time to time, in one or more offerings, any combination of ordinary shares, share purchase contracts, share purchase units, debt securities, warrants, rights, or units having an aggregate initial offering price not exceeding $100,000,000 (or its equivalent in foreign or composite currencies) on terms to be determined at the time of offering. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.

The aggregate offering price of the securities issued under this prospectus may not exceed $100,000,000. The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

The aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $13 million based on 20,517,703 shares of outstanding ordinary shares, of which 11,017,703 shares are held by non-affiliates, and a per share price of $1.17 based on the closing sale price of our ordinary shares as reported by the Nasdaq Capital Market on March 8, 2021. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the risk factors beginning on page 5 of this prospectus, as well as those included in the periodic and other reports we file with the Securities and Exchange Commission before you make your investment decision.

Neither the Securities and Exchange Commission, any United States state securities commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16,  2021

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time, in one or more offerings, securities having an aggregate initial offering price of up to $100,000,000 (or its equivalent in foreign or composite currencies). This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this shelf registration statement, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities being offered. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information,” before making an investment decision. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

Industry data and other statistical information used in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are based on independent publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject, in whole or in part, any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities and any applicable fee, commission or discount arrangements with them. See the information described below under the heading “Plan of Distribution.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY THE APPLICABLE PROSPECTUS SUPPLEMENT.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Except as otherwise indicated by the context, references in this prospectus to:

•	“we,” “us,” “our company,” “our” and “Farmmi” refer to

•	Farmmi, Inc., a Cayman Islands company limited by shares (“FMI” when individually referenced);
•	Farmmi International Limited, a Hong Kong limited company (“Farmmi International” when individually referenced), which is a wholly owned subsidiary of FMI;

•	Farmmi (Hangzhou) Enterprise Management Co., Ltd., a PRC company (“Farmmi Enterprise”) (also referred to as 农米（杭州）企业管理有限公司 in Chinese), which is a wholly owned subsidiary of Farmmi International;
•	Lishui Farmmi Technology Co., Ltd., a PRC company (“Farmmi Technology”) (also referred to as 丽水农米科技有限公司 in Chinese), which is a wholly owned subsidiary of Farmmi International;

•

Hangzhou Suyuan Agriculture Technology Co., Ltd., a PRC company (“Suyuan Agriculture”) (also referred to as 杭州素源农业科技有限公司 in Chinese), 50% of which is owned by Farmmi Enterprise and 50% of which is owned by Farmmi Technology;

•

Hangzhou Nongyuan Network Technology Co., Ltd., a PRC company (“Nongyuan Network”) (also referred to as 杭州农源网络科技有限公司 in Chinese), which is wholly owned by Ms. Xinyang Wang, a PRC citizen and wholly controlled by Suyuan Agriculture through VIE;

•	Zhejiang FLS Mushroom Co., Ltd., a PRC company (“FLS Mushroom”) (also referred to as 浙江富来森食用菌有限公司 in Chinese), which is a wholly owned subsidiary of Suyuan Agriculture;
•

Zhejiang Forest Food Co., Ltd., a PRC company (“Forest Food”) (also referred to as 浙江富来森食品有限公司 in Chinese), which is a 96.1528%-owned subsidiary of Suyuan Agriculture, the remaining 3.8472% of Forest Food being held by Hangzhou Dawo Software Ltd. Co. (“Dawo”), a PRC company and a non-affiliated third party;

•	Zhejiang Farmmi Food Co., Ltd., a PRC company (“Farmmi Food”) (also referred to as浙江农米食品有限公司 in Chinese), which is a wholly owned subsidiary of Suyuan Agriculture; and
•	Lishui Farmmi E-Commerce Co., Ltd., a PRC company (“Farmmi E-Commerce”) (also referred to as 丽水农米电子商务有限公司 in Chinese), which is 98% owned by Nongyuan Network and 2% owned by Suyuan Agriculture.

•	all references to “RMB,” “Renminbi” and “¥” are to the legal currency of China and all references to “USD,” “U.S. dollars,” “dollars,” and “$” are to the legal currency of the United States; and

•	“China” and “PRC” refer to the People’s Republic of China, and for the purpose of this prospectus only, excluding Taiwan, Hong Kong and Macau.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS; CAUTIONARY LANGUAGE

This prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus contain, or will contain, forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, or the PSLRA. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. Forward-looking statements include all statements that are not statements of historical facts and may relate to, but are not limited to, expectations or estimates of future operating results or financial performance, capital expenditures, regulatory compliance, plans for growth and future operations, as well as assumptions relating to the foregoing. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue” or the negative of these terms or other similar terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy, and actual results may differ materially from those we anticipated due to a number of uncertainties, many of which cannot be foreseen. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus.

We believe that it is important to communicate our future expectations to potential investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause actual events or results to differ materially from the expectations expressed in or implied by our forward-looking statements. The risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our securities, you should be aware that the occurrence of these risks and uncertainties could negatively impact, among other things, our business, cash flows, results of operations, financial condition and share price. Potential investors should not place undue reliance on our forward-looking statements.

Forward-looking statements regarding our present plans or expectations for sales, supply contracts, purchases, sources and availability of financing, and growth involve risks and uncertainties relative to return expectations and related allocation of resources, and changing economic or competitive conditions, as well as the negotiation of agreements with suppliers and customers, which could cause actual results to differ from present plans or expectations, and such differences could be material. Similarly, forward-looking statements regarding our present expectations for operating results and cash flow involve risks and uncertainties related to factors such as utilization rates, material prices, demand for products by our customers, supply and other factors described in the section entitled “Risk Factors” in this prospectus, in any applicable prospectus supplement, any related free writing prospectus and in any document incorporated by reference into this prospectus, which would also cause actual results to differ from present plans. Such differences could be material.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date the statements are made. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to, and do not plan to, update any forward-looking statements as a result of new information, future events or developments, except as required by U.S. federal securities laws. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus with the understanding that we cannot guarantee future results, levels of activity, performance or achievements and that actual results may differ materially from what we expect. The forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the PSLRA.

ABOUT OUR COMPANY

In the fiscal year ended September 30, 2020, we mainly process and/or sell four categories of agricultural products: Shiitake mushrooms, Mu Er mushrooms, other edible fungi, and other agricultural products. We do not grow fungi, but purchase dried edible fungi from third party suppliers, mainly from family farms, and two co-operatives representing family farms, Jingning Liannong Trading Co. Ltd. (“JLT”) and Qingyuan Nongbang Mushroom Industry Co., Ltd. (“QNMI”), with whom we have worked with for many years. JLT and QNMI are two companies in the Lishui area where our facilities are located. They are co-operatives representing family farms which plant and provide edible fungi. JLT and QNMI themselves do not have any facilities and do not process any fungi. They are established to share resources such as procurement information and to enjoy the advantage of economy of scale. After we select and filter the dried edible fungi for specific size and quality from our suppliers, we may further dehydrate them again, as deemed necessary, to ensure uniform moisture level of dryness of our products. We then package the fungi products for sale. The only products we process and package are edible fungi, which are processed and packaged at our own processing facilities. For other agricultural products, such as rice and edible oil, we purchase them from third-party suppliers, and sell these products at our online store Farmmi Liangpin Market. Mainly through distributors, we offer gourmet dried mushrooms to domestic and overseas retail supermarkets, produce distributors and foodservice distributors and operators. We have become an enterprise with advanced processing equipment and business management experience, and we pride ourselves on consistently producing quality mushrooms and serving our customers with a high level of commitment.

Currently, we estimate that approximately 94% of our products are sold in China to domestic distributors and the remaining 6% are sold internationally, including USA, Japan, Canada and other countries, through distributors. In addition, in order to enhance our e-commerce marketing presence, we developed our own e-commerce website Farmmi Jicai (www.farmmi88.com) and online shopping mall Farmmi Liangpin Market (initially www.farmmi88.com; later switched to mobile application and mini program on WeChat; closed in December 2020). We are also testing a few offline stores in Hangzhou to expand our brand presence and grow revenue.

We conduct our business through following structures:

Structure	Company	Business	Related PRC Legal Restrictions on Foreign-owned Entity
Parent-subsidiary Structure	All of our foreign-owned entity subsidiaries	Process and/or sell agricultural products	None

Variable interest entity (“VIE”)	Hangzhou Nongyuan Network Technology Co., Ltd., a domestic company	Operate online business	Restrictions on operation of independent online stores (deemed as value-added telecommunication service business) by foreign-owned entities

We conduct the vast majority of our business through a traditional equity ownership structure, which is a parent-subsidiary structure. The vast majority of our business is processing and/or selling agricultural products. Based on the advice of our PRC legal counsel, Zhejiang Zhengbiao Law Firm, PRC laws and regulations allow foreign-owned entities to conduct such business directly, rather than through contractual VIE agreements. Our VIE had revenue of $4,558,854, $6,184,460 and $3,369,258 in the year ended September 30, 2020, 2019 and 2018, respectively. As the chart above shows, our VIE operates only where we are not permitted to own the operating company by PRC laws and regulations.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 20-F, or included in any Annual Report on Form 20-F filed with the SEC after the date of this prospectus or Reports on Form 6-K furnished to the SEC after the date of this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Please see “Where You Can Find More Information” on how you can view our SEC reports and other filings. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors that you should carefully consider.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus are not the only ones that we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. The value of our securities could decline and you may lose some or all of your investment if one or more of these risks and uncertainties develop into actual events. Keep these risk factors in mind when you read forward-looking statements contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference into this prospectus.

Risks Related to this Offering

Future sales of our ordinary shares may cause the prevailing market price of our shares to decrease.

The issuance and sale of additional ordinary shares or securities convertible into or exercisable for ordinary shares could reduce the prevailing market price for our ordinary shares as well as make future sales of equity securities by us less attractive or not feasible. The sale of ordinary shares issued upon the exercise of our outstanding options could further dilute the holdings of our then existing shareholders.

There has been and may continue to be significant volatility in the volume and price of our ordinary shares on the Nasdaq Capital Market.

The market price of our ordinary shares has been and may continue to be highly volatile. Factors, including changes in the Chinese food industry, changes in the Chinese economy, potential infringement of our intellectual property, competition, concerns about our financial position, operations results, litigation, government regulation, developments or disputes relating to agreements, patents or proprietary rights, may have a significant impact on the market volume and price of our stock. Unusual trading volume in our shares occurs from time to time.

We have not paid and do not intend to pay dividends on our ordinary shares. Investors in this offering may never obtain a return on their investment.

We have not paid dividends on our ordinary since inception, and do not intend to pay any dividends on our ordinary shares in the foreseeable future. We intend to reinvest earnings, if any, in the development and expansion of our business. Accordingly, you will need to rely on sales of your ordinary shares after price appreciation, which may never occur, in order to realize a return on your investment.

Risks Related to the Current Pandemic

We face risks related to health epidemics that could impact our sales and operating results.

Our business could be adversely affected by the effects of a widespread outbreak of contagious disease, including the outbreak of respiratory illness caused by a novel coronavirus (“COVID-19”) first identified in Wuhan, Hubei Province, China and declared as a pandemic by the World Health Organization in March 2020. Any outbreak of contagious diseases, and other adverse public health developments, particularly in China, could have a material and adverse effect on our business operations. These could include disruptions or restrictions on our ability to our operations, as well as temporary closures of our facilities and ports or the facilities of our customers and third-party service providers. Any disruption or delay of our customers or third-party service providers would likely impact our operating results and the ability of the Company to continue as a going concern. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of China and many other countries, resulting in an economic downturn that could affect demand for our products and significantly impact our operating results.

The coronavirus disease 2019 (COVID-19) has had a significant impact on our operations for the year ended September 30, 2020 and could materially adversely affect our business and financial results for the remaining months of the 2021 fiscal year.

Our ability to manufacture and/or sell our products may be impaired by damage or disruption to our manufacturing, warehousing or distribution capabilities, or to the capabilities of our suppliers, logistics service providers or distributors as a result of the impact from COVID-19. This damage or disruption could result from events or factors that are impossible to predict or are beyond our control, such as raw material scarcity, pandemics, government shutdowns, disruptions in logistics, supplier capacity constraints, adverse weather conditions, natural disasters, fire, terrorism or other events. In December 2019, COVID-19 emerged in Wuhan, China. Because of the shelter-in-place orders and travel restrictions mandated by the Chinese government, the production and sales activities of the Company stopped during the end of January and February 2020, which adversely impacted the Company’s production and sales during that period. Although the production and sales resumed at the end of March 2020, the COVID-19 outbreak has had a significant adverse impact on our business and operations during the fiscal year ended September 30, 2020. The Company’s operations may be affected by the ongoing outbreak of COVID-19. The continued uncertainties associated with COVID-19 may cause the Company’s revenue and cash flows to underperform in the next 12 months. A resurgence could negatively affect the sales, the collection of the payments from account receivables and the utilization of advances to suppliers. The extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted as of the financial statement reporting date. If COVID-19 further impacts its production and sales, the Company’s financial condition, results of operations, and cash flows could continue to be adversely affected.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $100,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five (5) most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities in the future.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

GENERAL DESCRIPTION OF THE SECURITIES WE MAY OFFER

We may offer our ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by our board of directors and based on market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	Designation or classification;

●	Aggregate offering price;

●	Rates and times of payment of dividends, if any;

●	Redemption, conversion, exercise and exchange terms, if any;

●	Restrictive covenants, if any;

●	Voting or other rights, if any;

●	Conversion prices, if any; and

●	Material U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

DESCRIPTION OF SHARE CAPITAL

We (Farmmi, Inc.) are a Cayman Islands exempted company with limited liability duly registered with the Cayman Islands Registrar of Companies. Our affairs are governed by our First Amended and Restated Memorandum and Articles of Association, as amended by a shareholders’ resolutions dated 12 September 2020 (together, the “Amended and Restated Memorandum and Articles of Association”), the Companies Act (as revised) of the Cayman Islands (the “Companies Act”), which is referred to as the Companies Act below, and the ordinary law of the Cayman Islands. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

As of the date of this prospectus, we have authorized 200,000,000 ordinary shares, of  $0.001 par value per share each, of which 20,517,703 are issued and outstanding, excluding the shares underlying (a) warrants we issued to an investor in a private placement to purchase an aggregate of 800,000 ordinary shares, at an exercise price of  $2 per share, with an expiration date of November 1, 2022, and (b) warrants we issued to the placement agent in the same private placement to purchase an aggregate of 812,694 ordinary shares, at an exercise price of  $2 per share, with an expiration date of November 1, 2022.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our First Amended and Restated Memorandum and Articles of Association do not permit us to issue bearer shares.

Listing

Our ordinary shares list on the Nasdaq Capital Market under the symbol “FAMI.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is TranShare Corporation.

Our board of directors has general and unconditional authority to grant options over, offer or otherwise deal with or dispose of any unissued shares in our capital without further action by our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. We will not issue bearer shares.

Our board of directors, without shareholder approval, may issue preferred shares with voting, conversion or other rights that could adversely affect the voting power and other rights of holders of our ordinary shares. Subject to the directors’ duty of acting in our best interest, preferred shares can be issued quickly with terms calculated to delay or prevent a change in control of us or make removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of the ordinary shares, and may adversely affect the voting and other rights of the holders of ordinary shares. Issuance of these preferred shares may dilute the voting power of holders of our ordinary shares.

Fiscal Year

Our fiscal year begins on October 1 of each year and ends on September 30 of the next calendar year.

Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, our board of directors may determine a record date which shall not exceed forty (40) clear days prior to the date where the determination will be made.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting and all calls or installments then payable by such shareholder to us in respect of our ordinary shares must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per ordinary share.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; however, our First Amended and Restated Articles of Association provide that in each year we will hold an annual general meeting of shareholders at a time determined by our board of directors. For the annual general meeting of shareholders the agenda will include, among other things, the adoption of our annual accounts and the appropriation of our profits. In addition, the agenda for a general meeting of shareholders will only include such items as have been included therein by the board of directors.

Also, we may, but are not required to (unless required by the Act), in each year hold any other extraordinary general meeting.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our First Amended and Restated Articles of Association provide that upon the requisition of shareholders representing not less than two-thirds of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our First Amended and Restated Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than ten (10) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to receive notice of some particular meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq Capital Market and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the statutory minimum convening notice period for a general meeting of shareholders, which is currently seven (7) clear days.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third of our issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a poll. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our First Amended and Restated Articles of Association.

Our First Amended and Restated Articles of Association provide that the affirmative vote of no less than two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our First Amended and Restated Articles of Association that relate to or have an impact upon the procedures regarding the election, appointment, removal of directors and size of the board.

Pursuant to our First Amended and Restated Articles of Association, the general meeting of shareholders is chaired by the chairman of our board of directors. If the chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting of shareholders within fifteen minutes after the time appointed for holding the meeting, the directors present may elect any one of them to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively.

 If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie the whole or any part of our assets and may, for such purpose, value any assets and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also, with the sanction of a special resolution, vest any part of these assets in trustees upon such trusts for the benefit of our shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Changes to Capital

Pursuant to our First Amended and Restated Articles of Association, we may from time to time by shareholders resolution passed by a simple majority of the voting rights entitled to vote at a general meeting:

•	increase our capital by such sum, to be divided into shares of such amounts, as the relevant resolution shall prescribe;

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

•	sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed pursuant to our First Amended and Restated Articles of Association; and

•	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled, subject to the provisions of the Companies Act.

In addition, subject to the provisions of the Companies Act and our First Amended and Restated Articles of Association, we may:

•	issue shares on terms that they are to be redeemed or are liable to be redeemed;

•	purchase our own shares (including any redeemable shares); and

•	make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Companies Act, including out of our capital.

Transfer of Shares

Subject to any applicable restrictions set forth in our First Amended and Restated Articles of Association, any of our shareholders may transfer all or a portion of their ordinary shares by an instrument of transfer in the usual or ordinary form or in the form prescribed by the Nasdaq Capital Market or in any other form which our board of directors may approve.

We have received approval to have our ordinary shares listed on the Nasdaq Capital Market. Our ordinary shares will be traded in book-entry form and may be transferred in accordance with our First Amended and Restated Articles of Association and the rules and regulations of such exchange.

Our board of directors may, in its absolute discretion, refuse to register a transfer of any ordinary share that is not a fully paid up share to a person of whom it does not approve, or any ordinary share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any ordinary share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any registered ordinary share unless:

•	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof;

•	instrument of transfer is in respect of only one class of shares;

•	the ordinary shares transferred are fully paid and free of any lien;

•	the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept in accordance with the accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and

•	if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Share Repurchase

We are empowered by the Companies Act and our First Amended and Restated Articles of Association to purchase our own shares, subject to certain restrictions. Our board of directors may only exercise this power on our behalf, subject to the Companies Act, our First Amended and Restated Articles of Association and to any applicable requirements imposed from time to time by the SEC, the Nasdaq Capital Market, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

Subject to the Companies Act, our shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at the general meeting, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be paid in proportion to the number of ordinary shares a shareholder holds during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

In addition, our board of directors may:

•	resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the our share premium account or capital redemption reserve;

•	appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other;

•	resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend;

•	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under our First Amended and Restated Articles of Association in fractions; and

•	authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

Appointment, Disqualification and Removal of Directors

We are managed by our board of directors, which consists of a specified number of directors determined, from time to time, by a majority of the directors then in office. Our First Amended and Restated Articles of Association provide that, unless otherwise determined a special resolution of shareholders in a general meeting, the minimum number of directors will be four. There are no provisions relating to retirement of directors upon reaching any age limit. Our First Amended and Restated Articles of Association also provide that our board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

Our First Amended and Restated Articles of Association provide that persons standing for election as directors at a duly constituted annual general meeting with requisite quorum shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in person or by proxy at the meeting. Each director shall be appointed and elected to a term expiring at the applicable annual shareholders meeting as set forth below or at such time as such director’ successor is appointed and elected.

Any vacancies on our board of directors arising other than upon the expiry of a Director’s term at an annual general meeting or additions to the existing board of directors can be filled only by the affirmative vote of a simple majority of the remaining directors holding office, although these directors constitute less than a quorum. Shareholders do not have the right to nominate, elect or remove directors, or to fill vacancies on our board of directors, other than upon the expiry of a director’s term at the relevant annual general meeting.

Grounds for Removing a Director

A director will be removed from office if the director:

•	becomes prohibited by law from being a director;

•	becomes bankrupt or makes any arrangement or composition with his creditors generally;

•	dies, or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director;

•	resigns his office by notice to us; and

•	he has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the directors resolve that his/her office be vacated.

Replacement directors must be nominated by our board of directors. Shareholders do not have the right to remove directors.

Proceedings of the Board of Directors

Our First Amended and Restated Articles of Association provide that our business is managed and conducted by our board of directors. The quorum necessary for the board meeting may be fixed by the board and, unless so fixed at another number, will be a majority of the board of directors then holding office and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a casting vote.

Subject to the provisions of our First Amended and Restated Articles of Association, our board of directors may regulate their proceedings as they determine is appropriate.

Subject to the provisions of our First Amended and Restated Articles of Association, to any directions given by the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present in the meeting and the listing rules of the Nasdaq Capital Market, our board of directors may from time to time at its discretion exercise all powers of our company, including to raise capital or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and, subject to the Companies Act, issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

Holders of ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our board of directors may determine from time to time whether our accounting records and books shall be open to the inspection of our shareholders not members of our board of directors. Notwithstanding the above, our First Amended and Restated Articles of Association provide our shareholders with the right to receive annual audited financial statements. Such right to receive annual audited financial statements may be satisfied by filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Under Cayman Islands law, we must keep a register of shareholders that includes:

•	the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Exempted Company

We are an exempted company with limited liability under the Companies Act of the Cayman Islands. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of shareholders is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company need not issue par value, negotiable or bearer shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers.

Anti-Takeover Provisions in our First Amended and Restated Articles of Association

Some provisions of our First Amended and Restated Articles of Association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that:

•	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders;

•	limit the ability of shareholders to requisition and convene general meetings of shareholders;

•	limit the ability of our shareholders to elect and remove our directors, and to fill any vacancy on our board of directors; and

•	limit the ability of our shareholders to amend our First Amended and Restated Articles of Association.

However, under Cayman Islands law, our board of directors may only exercise the rights and powers granted to them under our First Amended and Restated Articles of Association, for what they believe in good faith to be in the best interests of our company.

Protection of Minority Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of our shares in issue, appoint an inspector to examine our affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the court is of the opinion that it is just and equitable that we should be wound up.

Notwithstanding U.S. securities laws and regulations applicable to us, general corporate claims against us by our shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by our First Amended and Restated Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against us, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control us, and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Differences in Corporate Law

The Companies Act is modelled after similar laws in England and Wales but does not follow recent statutory enactments in England and Wales. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by either (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to: (1) the solvency of the consolidated or surviving company, (2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; (3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction, (4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property, (5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors; (6) a list of the assets and liabilities of each constituent company; (7) the non-surviving constituent company has retired from any fiduciary office held or will do so; (8) that the constituent company has complied with any requirements under the regulatory laws, where relevant; and (9) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, may be determined by the Cayman Islands’ court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

Shareholders’ Suits

Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations.

In principle, we will normally be the proper plaintiff and as a general rule, whilst a derivative action may be initiated by a minority shareholder on our behalf in a Cayman Islands court, such shareholder will not be able to continue those proceedings without the permission of a Grand Court judge, who will only allow the action to continue if the shareholder can demonstrate that the Company has a good case against the Defendant, and that it is proper for the shareholder to continue the action rather than our board of directors. Examples of circumstances in which derivative actions would be permitted to continue are where:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Corporate Governance

Cayman Islands law restricts transactions with directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors duties of care and skill and fiduciary duties to the companies which they serve. Under our First Amended and Restated Articles of Association, a director must disclose the nature and extent of his material interest in any contract or arrangement, and the interested director may not vote at any meeting on any resolution concerning the interested matter. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the disinterested directors present at the meeting, even if the disinterested directors constitute less than a quorum.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our First Amended and Restated Articles of Association provides that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we entered into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our First Amended and Restated Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors owe fiduciary duties to their companies to act bona fide in what they consider to be the best interests of the company, to exercise their powers for the purposes for which they are conferred and not to place themselves in a position where there is a conflict between their personal interests and their duty to the company. Accordingly, a director owes a company a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. In addition, directors of a Cayman Islands company must not therefore place themselves in a position in which there is a conflict between their duty to the company and their personal interests. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board of directors. Our First Amended and Restated Articles of Association provides that a director must disclose the nature and extent of his material interest in any contract or arrangement, and such director may not vote at any meeting on any resolution concerning such interested matter.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience which he actually possesses.

A general notice may be given at a meeting of the board of directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing be made with that company or firm; or (2) he is to be regarded as interested in any contract or arrangement which may after the date of the notice in writing to the board of directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to our First Amended and Restated Articles of Association and subject to any separate requirement under applicable law or the listing rules of the Nasdaq Capital Market, a director may not vote in respect of any contract or arrangement in which he or she is interested but may be counted in the quorum at the meeting. However, even if a director discloses his interest and is therefore permitted to vote, he must still comply with his duty to act bona fide in the best interest of our company.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act of the Cayman Islands provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our First Amended and Restated Articles of Association provide that upon the requisition of shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, shareholders may propose only ordinary resolutions to be put to a vote at such meeting and shall have no right to propose resolutions with respect to the election, appointment or removal of directors or with respect to the size of the board. Our First Amended and Restated Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our First Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under our First Amended and Restated Articles of Association, our shareholders generally do not have the right to remove directors. A director will be removed from office automatically if, among other things, he or she (1) becomes prohibited by law from being a director, (2) becomes bankrupt or makes an arrangement or composition with his creditors, (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director (4) resigns his office by notice to us or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the directors resolve that his/her office be vacated.

Transactions with Interested Shareholders

The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that these transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act of the Cayman Islands and our First Amended and Restated Articles of Association, our company may be dissolved, liquidated or wound up by a shareholder resolution passed by a majority of at least two-thirds of the voting rights entitled to vote at a general meeting of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our First Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Also, except with respect to share capital (as described above), alterations to our First Amended and Restated Articles of Association may only be made by special resolution of no less than two-thirds of voting rights entitled to vote at a meeting of our shareholders.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, our First Amended and Restated Articles of Association generally may only be amended by special resolution of no less than two-thirds of voting rights entitled to vote at a meeting of our shareholders and provisions related to the election, appointment and removal or the size of the board may only be amended by a special resolution of at least two-thirds of voting rights entitled to vote at a meeting of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our First Amended and Restated Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our First Amended and Restated Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Incentive Securities Pool

We have established a pool for shares and share options for our officers, directors, employees and consultants. This pool initially contained shares and options to purchase 1,168,000 of our ordinary shares, equal to 10% of the number of ordinary shares outstanding at the conclusion of our initial public offering. Subject to approval by the Compensation Committee of our Board of Directors, we may grant options in any percentage determined for a particular grant. Any options granted will vest at a rate of 20% per year for five years and have a per share exercise price equal to the fair market value of one of our ordinary shares on the date of grant.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and

•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Farmmi, Inc. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities on which principal will be payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more

•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depository for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any Cayman Islands tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

•	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

•	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any obligations with respect to any capital stock;

•	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Farmmi, Inc., whether voluntary or involuntary or in bankruptcy,

•	insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;

•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of the Farmmi, Inc.; or

•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;

•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

•	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our First Amended and Restated Articles of Association.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase our debt securities, ordinary shares, preferred shares, depositary shares or any combination thereof. We may issue warrants independently or together with ordinary shares, preferred shares, debt securities, depositary shares or any combination thereof, and the warrants may be attached to or separate from such securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not United States dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase ordinary shares, preferred shares, or depositary shares, the number of shares of ordinary shares, preferred shares or depositary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase ordinary shares, preferred shares or depositary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares, preferred shares, depositary shares or debt securities that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of ordinary shares, preferred shares, or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of ordinary shares, preferred shares, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, directly to one or more purchasers, through a rights offering, or otherwise. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or free writing prospectus, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the U.S. Securities Act of 1933, as amended, or the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus, and the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of ordinary shares registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our ordinary shares by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our ordinary shares to engage in market-making activities with respect to our ordinary shares. These restrictions may affect the marketability of our ordinary shares and the ability of any person or entity to engage in market-making activities with respect to our ordinary shares.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

All securities we offer other than ordinary shares will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

EXPENSES

We estimate the fees and expenses to be incurred by us in connection with the sale of the securities in this offering, other than underwriting discounts and commissions, to be as follows:

SEC registration fee		$10,910
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement.

LEGAL MATTERS

Campbells, Grand Cayman, Cayman Islands, and Kaufman & Canoles, P.C., Richmond, Virginia, will pass upon the validity of the securities offered in this offering. The address of Campbells is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands. The address of Kaufman & Canoles, P.C. is Two James Center, 14th Floor, 1021 E. Cary St., Richmond, VA 23219.

EXPERTS

The financial statements incorporated by reference in this prospectus for the year ended September 30, 2020 have been audited by Friedman LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES
UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed CT Corporation System (28 Liberty St. New York, NY 10005) as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or under the securities laws of the State of New York.

We have been advised by Zhejiang Zhengbiao Law Firm, our PRC counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of United States courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the United States federal and state securities laws. Zhejiang Zhengbiao Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Our Cayman Islands counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. There is no treaty between the U.S. and the Cayman Islands which provides for any enforceability. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of comity. Additionally, some causes of action available under the U.S. federal securities laws may not be allowed in Cayman Islands courts if they are contrary to public policy in the Cayman Islands.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement or the exhibits that are a part of the registration statement. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we have filed with the SEC prior to the date of this prospectus and which is incorporated by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is considered to be a part of this prospectus:

•	Our Annual Report on Form 20-F for the year ended September 30, 2020, filed on January 29, 2021; and

•	Our Current Report on Form 6-K furnished on March 5, 2021;

•	The description of our ordinary shares contained in our registration statement on Form 8-A filed on February 12, 2018 and as it may be further amended from time to time; and

all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement (that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the effective date of the registration statement of which this prospectus is a part and prior to the termination of the offering of securities offered pursuant to this prospectus. We also incorporate by reference all additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the filing date of the registration statement of which this prospectus is a part and prior to effectiveness of that registration statement. We are not, however, incorporating, in each case, any documents or information that we are deemed to “furnish” and not file in accordance with SEC rules.

You may obtain a copy of these filings, without charge, by writing or calling us at:

Farmmi, Inc.

Fl 1, Building No. 1, 888 Tianning Street, Liandu District

Lishui, Zhejiang Province

People’s Republic of China 323000

+86-0578-82612876 — telephone

Attn: Investor Relations

93,111,717 Ordinary Shares

275,150,000 Pre-funded Warrants

Farmmi, Inc.

Prospectus Supplement

Sole Book-Running Manager

Aegis Capital Corp.

September 13, 2021